EXHIBIT 21

                        RUDDICK CORPORATION

                       Affiliated Companies
                     as of December 22, 2000

  	Listed below are the domestic subsidiaries of Ruddick Corporation, (the "Registrant") all of which are wholly owned and are owned directly by the Registrant, unless otherwise indicated.

   	Subsidiary                            State of Incorporation

 American & Efird, Inc.(4)                    North Carolina
 American & Efird Services, Inc.(1)           North Carolina
 A&E Export, Inc.(1)                          U.S. Virgin Islands
 Harris Teeter, Inc.(4)                       North Carolina
 Harris Teeter Properties, LLC (2)            North Carolina
 Harris-Teeter Services, Inc.(2)              North Carolina
 Harris Teeter Resources, Inc. (2)            North Carolina
 Ruddick of Delaware, Inc.                    Delaware
 R.  S. Dickson & Company
   (dba Ruddick Investment Company)           North Carolina
 Ruddick Operating Company                    Delaware
 Ruddco Management, Inc. (3)                  North Carolina

 (1) Owned by American & Efird, Inc.
 (2) Owned by Harris Teeter, Inc.
 (3) Owned by R. S. Dickson & Company
 (4) Owned by Ruddick Operating Company



	     In the normal course of business, R. S. Dickson & Company from time to time makes investments in corporations and partnerships that may result in ownership of capital stock or other interests as an investment.

	     Listed below are the foreign subsidiaries of the Registrant, all of which are wholly owned through American & Efird, Inc., unless otherwise indicated.

           Subsidiary                     Jurisdiction of Incorporation

 American & Efird (H.K.) Limited (1)                    Hong Kong
 American & Efird (G.B.) Limited (1)                    England
 American & Efird (UK) Holdings Limited                 England
 American & Efird Canada, Inc.                          Canada
 Cranbots Enterprises B.V.                              Netherlands
 Hilos A&E de Costa Rica, S.A.                          Costa Rica
 Hilos A&E de El Salvador, S.A. de C.V. (1)             El Salvador
 Hilos American & Efird de Honduras, S.A. de C.V. (1)   Honduras

American & Efird International (FE) Limited            Hong Kong
 American & Efird de Mexico, S.A. de C.V (1)            Mexico
 American & Efird Mills (S) Pte. Ltd.                   Singapore
 American & Efird (Polska) Sp. z o.o. (1)               Poland
 American & Efird (Malaysia) SDN BHD                    Malaysia
 Hengmei Spinning Company, Ltd.
   - Joint venture, 60% owned                  Peoples Republic of China
 Hilos A&E Dominicana, Ltd.
   - Joint venture, 51% owned                           Cayman Islands
 American & Efird Italia S.p.A.
   - Joint venture, 49% owned                           Italy
 A&W Thread Ltd. - Joint venture, 13.3% owned           Mauritius
 American & Efird Lanka (Private) Limited
   - Joint venture, 33 1/3% owned                       Sri Lanka


(1) Single shares of such entities are owned by persons designated by American & Efird, Inc. in order to comply with local law.